EXHIBIT 10.86



                            SHARE PURCHASE AGREEMENT

                                     BETWEEN
                      TRITON INTERNATIONAL PETROLEUM, INC.

                                    PURCHASER

                                       AND

                        THE STRATEGIC TRANSACTION COMPANY

                                     SELLER

                              -------------------



                             Dated as of May 8, 2000




                                TABLE OF CONTENTS
                                -----------------



Section                    Page
-------                    ----


ARTICLE I                            DEFINITIONS                                                 1
    1.1                              Certain Definitions                                         1
ARTICLE II                           SALE AND PURCHASE OF TPC SHARES                             4
    2.1                              Sale and Purchase of TPC Shares                             4
ARTICLE III                          PURCHASE PRICE AND PAYMENT                                  4
    3.1                              Amount of Purchase Price                                    4
    3.2                              Payment of Purchase Price                                   4
ARTICLE IV                           CLOSING                                                     4
    4.1                              Closing Date                                                4
ARTICLE V                            REPRESENTATIONS AND WARRANTIES OF THE SELLER                4
    5.1                              Organization and Good Standing                              4
    5.2                              Authorization of Agreement                                  5
    5.3                              Capital and TPC Shares                                      5
    5.4                              Other Activities                                            6
    5.5                              Corporate Records                                           6
    5.6                              Conflicts; Consents of Third Parties                        6
    5.7                              Ownership and Transfer of TPC Shares                        7
    5.8                              Compliance with Laws                                        7
    5.9                              No Misrepresentation                                        7
    5.10                             Absence of Certain Developments                             7
ARTICLE VI                           REPRESENTATIONS AND WARRANTIES OF PURCHASER                 8
    6.1                              Organization and Good Standing                              8
    6.2                              Authorization of Agreement                                  8
    6.3                              No Misrepresentation                                        8
    6.4                              Conflicts; Consents of Third Parties                        9
    6.5                              Litigation                                                  9
    6.6                              Financing                                                   9
ARTICLE VII                          COVENANTS                                                   9
    7.1                              Access to Information                                       9
    7.2                              Consents                                                   10
    7.3                              Other Actions                                              10
    7.4                              Confidentiality                                            10
    7.5                              Publicity                                                  10
    7.6                              Conduct of the Business                                    10
ARTICLE VIII                         CONDITIONS TO CLOSING                                      11
    8.1                              Conditions Precedent to Obligations of the Purchaser       11
    8.2                              Conditions Precedent to Obligations of the Seller          12
ARTICLE IX                           DOCUMENTS TO BE DELIVERED                                  13
    9.1                              Documents to be Delivered by the Seller                    13
    9.2                              Documents to be Delivered by the Purchaser                 13
ARTICLE X                            MISCELLANEOUS                                              14
   10.1                              Payment of Sales, Use or Similar Taxes                     14
   10.2                              Survival of Representations and Warranties                 14
   10.3                              Expenses                                                   14
   10.4                              Further Assurances                                         14
   10.5                              Submission to Jurisdiction; Consent to Service of Process  14
   10.6                              Entire Agreement; Amendments and Waivers                   15
   10.7                              Governing Law                                              15
   10.8                              Table of Contents and Headings                             15
   10.9                              Notices                                                    15
   10.10                             Severability                                               16
   10.11                             Binding Effect; Assignment                                 16
   10.12                             Counterparts                                               16


                            SHARE PURCHASE AGREEMENT

     SHARE PURCHASE AGREEMENT, dated as of May 8, 2000 (the "Agreement"), between Triton International Petroleum, Inc., a company incorporated under the laws of the Cayman Islands whose registered office is at Ugland House, P.O. Box 309, Grand Cayman, Cayman Islands, B.W.I. (the "Purchaser"), and The Strategic Transaction Company, a company incorporated under the laws of the Cayman Islands whose registered office is at Elizabethan Square, P.O. Box 1984, George Town, Grand Cayman, Cayman Islands, B.W.I. (the "Seller").

                              W I T N E S S E T H:

     WHEREAS, the Seller owns all of the issued and outstanding shares of Triton Pipeline Colombia, Inc., a company incorporated under the laws of the Cayman Islands;

    WHEREAS, Triton Pipeline Colombia, Inc. owns 9.6% of the shares of common stock of Oleoducto Central S.A., a sociedad anonima existing under the laws of Colombia; which shares have been converted into the rights to receive Preferred Shares, or acciones privilegiadas, under Colombian law, par value Ps 100,000 each

    WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, said shares of Triton Pipeline Colombia, Inc. for the purchase price and upon the terms and conditions hereinafter set forth; and

    WHEREAS, certain terms used in this Agreement are defined in Section 1.1 hereof;

    NOW,  THEREFORE  BE  IT  RESOLVED, the parties hereto agree as follows:





                                   ARTICLE  I

                                   DEFINITIONS
     1.1     Certain  Definitions.
             --------------------
     For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

"Closing"  shall  have  the  meaning  set  forth  in  Section  4.1  hereof.
 -------

"Closing  Date"  shall  have  the  meaning  set  forth  in  Section  4.1 hereof.
 -------------

"Contract" means any contract, agreement, indenture, mortgage, note, bond, loan,
 --------
instrument,  license,  lease,  commitment  or  other  arrangement  or agreement.

"Distributions"  shall have the meaning set forth in Section 1.1 of the Dividend
 -------------
Trust  Agreement.

"Dividend  Trust  Agreement" means the Dividend Trust Agreement, dated as of May
 --------------------------
24, 1996, among Ocensa, Empresa Colombiana De Petroleos-Ecopetrol, BP Colombia Pipelines Limited, Total Pipeline Colombie S.A., TPC, IPL Enterprises (Colombia) Inc., TCPL International Investments Inc., and Bankers Trust (Cayman) International, Ltd. as dividend trustee.

"Dividend  Trustee"  shall  have  the  meaning  set  forth in Section 1.1 of the
 -----------------
Dividend  Trust  Agreement.

"Governmental  Body"  means  any  government  or governmental, administrative or
 ------------------
regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

"Indenture"  means the Indenture dated February 2, 1998 between Seller and First
 ---------
Trust  of  New  York,  National  Association  (the  "Indenture").

"Law"  means  any  federal, state, local or foreign law (including common law or
 ---
civil  law),  statute,  code,  ordinance, rule, regulation or other requirement.

"Legal  Proceeding"  means  any  judicial,  administrative  or arbitral actions,
 -----------------
suits,  proceedings  (public  or  private),  claims or governmental proceedings.

"Lien"  means  any  lien,  pledge,  mortgage,  deed of trust, security interest,
 ----
claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

"Material  Adverse  Effect"  means  any  effect  which  has  resulted  in, or is
 -------------------------
reasonably likely to result in, a material adverse change in the business, properties, results of operations, prospects, condition (financial or otherwise) of the Seller and its subsidiaries, taken as a whole.

"Ocensa"  means  Oleoducto  Central  S.A., a sociedad anonima existing under the
 ------
laws  of  Colombia.

"Ocensa  Agreement"  means the Amended and Restated Oleoducto Central Agreement,
 -----------------
dated as of March 31, 1995, among Ocensa, Empresa Colombiana De Petroleos-Ecopetrol, BP Colombia Pipelines Limited, Total Pipeline Colombie S.A., TPC, IPL Enterprises (Colombia) Inc. and TCPL International Investments Inc., as amended through the date of this Agreement.

"Ocensa  Shares"  means the shares of common stock of Ocensa owned by TPC, which
---------------
shares have been converted into the right to receive Preferred Shares, or acciones privilegiadas, under Colombian law, par value Ps 100,000 each.

"Order"  means any order, injunction, judgment, decree, ruling, writ, assessment
 -----
or  arbitration  award.

"Permit"  means  any  approval,  authorization,  consent,  license,  permit  or
 ------
certificate.

"Person"  means  any  individual, corporation, partnership, firm, joint venture,
 ------
association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

"Purchase  Price"  shall  have  the  meaning  set  forth  in Section 3.1 hereof.
 ---------------
"Purchaser  Documents"  shall  have the meaning set forth in Section 6.2 hereof.
 --------------------

"Seller  Documents"  shall  have  the  meaning  set forth in Section 5.2 hereof.
 -----------------

Stop  Notice" means a stop notice filed and served pursuant to Order 50, Rule 11
------------
of  the  Cayman  Islands  Grand  Court  Rules.

"Taxes"  means  (i)  all  federal, state, local or foreign taxes, charges, fees,
 -----
imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i); and (iii) any transferee liability in respect of any items described in clauses (i) and/or (ii).

"TPC"  means  Triton  Pipeline  Colombia, Inc., a company incorporated under the
 ---
laws  of  the  Cayman  Islands.

"TPC  Shares"  means  all of the issued and outstanding shares in TPC, and shall
 -----------
include securities or other property that may be issued or distributed in respect thereof as a result of any merger, spin-off, stock or share split, stock or share combination, bonus issue, recapitalization or other similar transaction.

"Voting  Agreement"  means the Voting Agreement, dated as of May 24, 1996, among
 -----------------
Ocensa, Empresa Colombiana De Petroleos - Ecopetrol, BP Colombia Pipelines Limited, Total Pipeline Colombie S.A., TPC, IPL Enterprises (Colombia) Inc., and TCPL International Investments Inc.


                                  ARTICLE  II

                         SALE AND PURCHASE OF TPC SHARES

2.1     Sale  and  Purchase  of  TPC  Shares.  Upon the terms and subject to the
        ------------------------------------
conditions contained herein, on the Closing Date the Seller, as record and beneficial owner, shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, the TPC Shares, free from all Liens (other than as set forth in the Ocensa Agreement), and with all rights now or hereafter attaching to the TPC Shares.


                                  ARTICLE  III

                           PURCHASE PRICE AND PAYMENT

3.1     Amount  of  Purchase Price.  The purchase price for the TPC Shares shall
        --------------------------
be  an  amount  equal  to  $88,800,000  (the  "Purchase  Price").

3.2     Payment  of  Purchase  Price.  Payment  of  the aggregate Purchase Price
        ----------------------------
shall be made on the Closing Date by wire transfer of immediately available funds into the account designated by the Seller.


                                   ARTICLE  IV

                                     CLOSING

4.1     Closing  Date.  Subject  to the satisfaction of the conditions set forth
        -------------
in Sections 8.1 and 8.2 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the sale and purchase of the TPC Shares provided for in Section 2.1 hereof (the "Closing") shall take place on the date that is five (5) business days following the date that such conditions are satisfied (or waived by the party entitled to waive that condition), or such other date that is agreed to by the Purchaser and the Seller. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date."


                                   ARTICLE  V

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller hereby represents and warrants to the Purchaser as of the date of this Agreement and as of the Closing Date that:

5.1     Organization  and  Good Standing.  The Seller and TPC are companies duly
        --------------------------------
incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation as set forth above and have all requisite corporate power and authority to own, lease and operate their properties and to carry on their businesses as now conducted. TPC is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization except where the failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect.

5.2     Authorization  of  Agreement.  The  Seller  has  all  requisite  power,
        ----------------------------
authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Seller in connection with the consummation of the transactions contemplated by this Agreement (collectively, with this Agreement, the "Seller Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Seller of this Agreement have been, and each of the Seller Documents will be at or prior to the Closing Date, duly authorized by all necessary corporate action on behalf of the Seller, and when so executed and delivered by the Seller
(assuming the due authorization, execution and delivery by the other parties hereto and thereto) will constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.3          Capital  and  TPC  Shares.
             -------------------------
(a) The authorized share capital of TPC is US $50,000 and the number of shares in TPC issued and outstanding is 35,000, with a par value of $1.00 per share. There are no put options, call options, commitments, exchange rights, preferential rights, plans, covenants or other agreements of any nature that are outstanding that provide for the purchase, issue or sale of any of the TPC Shares or grant to any Person conversion or exchange rights in connection with the TPC Shares, or pursuant to which any Person, in any capacity, may be entitled to receive or subscribe for shares issued or to be issued by TPC. All of the TPC Shares were duly authorized for issuance and are validly issued, fully paid and non-assessable. STC has not received a Stop Notice in respect of the Shares. None of the TPC Shares has been issued in violation of any preferential right or right to take up unsubscribed shares and none of the TPC Shares is subject to any Lien, other than as set forth in the Ocensa Agreement and this Agreement.

(b) No Person has any claim pending or, to the Seller's best knowledge, threatened against TPC based on the fact that any issue, exchange, subscription, cancellation or redemption of TPC's share capital by TPC did not comply with all the applicable Contracts and Laws, including, without limitation, the Ocensa Agreement. Except for this Agreement, the Ocensa Agreement and the
Voting Agreement, there are no Contracts that are legally binding and enforceable, with respect to the issue, redemption, conversion, exchange, vote or transfer of any of the shares or other securities of TPC.

5.4     Other  Activities.  Since  February  2, 1998, TPC has not engaged in any
        -----------------
activity other than managing its interest in Ocensa since the date of its incorporation. Other than its 9.6% interest of Ocensa, TPC, since February 2, 1998, has not, and does not, directly or indirectly, own any stock or other equity interest in any other Person.

5.5     Corporate  Records.  The  Seller  has delivered or made available to the
        ------------------
Purchaser:

(a) the seal and true, correct and complete certified copies of the memorandum of association, articles of association of TPC, Register of Members, Register of Mortgages and Charges, Register of Directors and Officers, and Certificate of Good Standing;

(b) the statutory books, books of account and documents of record of TPC, complete and up-to-date and all other documents of TPC in the possession of the Seller;

(c) the minutes of the meetings and copies of all written resolutions of the Board of Directors and the committees thereof of TPC since February 2, 1998;

(d) the minutes of all shareholders' meetings and copies of all written resolutions of shareholders of TPC since February 2, 1998;

(e) a copy of the registers of members, directors and officers of TPC as of the most recent date practicable; and

(f)          a  list  of  any  bank  accounts  maintained  by  TPC;

5.6          Conflicts;  Consents  of  Third  Parties.
             ----------------------------------------

(a) None of the execution and delivery by the Seller of this Agreement and the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Seller with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the memorandum of association, articles of association or comparable organizational documents or statutory books of the Seller or TPC; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under, any Contract to which the Seller or TPC is a party or by which any of them or any of their respective properties or assets is bound, including, without limitation, the Ocensa Agreement; (iii) violate any statute, rule, regulation, order or decree of any Governmental Body by which the Seller or TPC is bound; or (iv) result in the creation of any Lien upon the properties or assets of TPC.

(b) Except as set forth in the Ocensa Agreement or as will have been obtained on or prior to the Closing Date, no other consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person is required on the part of the Seller or TPC in connection with the execution and delivery of this Agreement or the Seller Documents, or the compliance by the Seller or TPC, as the case may be, with any of the provisions hereof or thereof.

5.7     Ownership  and Transfer of TPC Shares.  The Seller is the registered and
        -------------------------------------
beneficial owner of the TPC Shares and has valid title thereto, free and clear of any and all Liens, other than as set forth in the Ocensa Agreement and this Agreement; no Lien has been exercised over any of the TPC Shares other than the lien of the Indenture, there is no outstanding call on any of the TPC Shares and all of the TPC Shares are fully paid. The Seller has the corporate power and authority to sell, transfer, assign and deliver the TPC Shares as provided in this Agreement, and such delivery and entry in the register of members of TPC will convey to the Purchaser good and marketable title to the TPC Shares, free and clear of any and all Liens, other than as set forth in the Ocensa Agreement and this Agreement.

5.8          Compliance  with  Laws.    The  Seller  is  not  aware  of:
             ----------------------
(a) any material violations by the Seller, TPC, or Ocensa of any Laws in any jurisdiction in connection with the operations of the Seller, TPC, or Ocensa at the date hereof; or

(b) any communications from any Governmental Body or representatives concerning any investigation or allegation or non-compliance with Laws in any jurisdiction, or deficiencies in financial reporting practices or other matters that would reasonably be expected to have a Material Adverse Effect.

5.9     No  Misrepresentation.  No  representation  or  warranty  of  the Seller
        ---------------------
contained in this Agreement or in any certificate or other instrument furnished by the Seller to the Purchaser or its representatives pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

5.10     Absence  of  Certain Developments.  Except as expressly contemplated by
         ---------------------------------
this Agreement and except with respect to the conversion of the common stock of Ocensa owned by TPC into the right to receive Preferred Shares, or acciones privilegiadas, par value Ps 100,000 each, or as otherwise disclosed in writing to the Purchaser, since February 2, 1998:

(a) TPC has not entered into any transaction or Contract (other than with respect to the recapitalization of Ocensa) or conducted its business other than in the ordinary course consistent with past practice;

(b)          TPC  has  not  instituted or settled any material Legal Proceeding;

(c) to the actual knowledge of the directors of TPC, there have been no actions, claims, suits, litigation, administrative proceedings or governmental investigations or inquiries, instituted or threatened, before any court, arbitrator, administrator or governmental body affecting TPC, provided that TPC makes no representations or warranties as to any matters (x) occurring in or arising out of actions taken by any Person in the Republic of Colombia, or (y) arising out of the operations of Ocensa or TPC's ownership of shares of Ocensa;

(d) the Seller has not received any notice from Deutsche Morgan Grenfell (Cayman) Limited ("DMG") of any substantial change in circumstances or conditions that are known to DMG that may affect TPC pursuant to Section 2(e) of the Management Agreement dated February 2, 1998 between TPC and DMG; and

(e) there have been no amendments to the memorandum of association or articles of association of TPC since February 2, 1998.


                                    ARTICLE  VI

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     The Purchaser hereby represents and warrants to the Seller as of the date of this Agreement and as of the Closing Date that:

6.1     Organization  and  Good  Standing.  The  Purchaser  is  a  company  duly
        ---------------------------------
organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to own, lease and operate its property and to carry on its business as it is currently conducted.

6.2     Authorization  of  Agreement.  The  Purchaser  has  all requisite power,
        ----------------------------
authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Purchaser in connection with the consummation of the transactions contemplated by this Agreement (collectively, with this Agreement, the "Purchaser Documents") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement have been, and each of the Purchaser Documents will be at or prior to the Closing Date, duly authorized by all necessary corporate action on behalf of the Purchaser, and when so executed and delivered by the Purchaser (assuming the due authorization, execution and delivery by the other parties hereto) will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

6.3     No  Misrepresentation.  No  representation  or warranty of the Purchaser
        ---------------------
contained in this Agreement or in any certificate or other instrument furnished by the Purchaser to the Seller or its representatives pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

6.4          Conflicts;  Consents  of  Third  Parties.
             ----------------------------------------
(a) None of the execution and delivery by the Purchaser of this Agreement, the consummation of the transactions contemplated hereby, or the compliance by the Purchaser with any of the provisions hereof will (i) conflict with, or result in the breach of, any provision of the memorandum of association, articles of association or comparable organizational documents of the Purchaser;
(ii) conflict with, violate, result in the breach or termination of, or constitute a default under, any Contract to which the Purchaser is a party or by which the Purchaser or its properties or assets are bound; (iii) violate any statute, rule, regulation, order or decree of any Governmental Body by which the Purchaser is bound; or (iv) result in the creation of any Lien upon the properties or assets of the Purchaser.

(b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the compliance by the Purchaser with any of the provisions hereof.

6.5     Litigation.  There  are  no  Legal  Proceedings initiated by any Person,
        ----------
pending or, to the best knowledge of the Purchaser, threatened against the Purchaser that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

6.6     Financing.  As  of  the date of this Agreement, Purchaser has access to,
        ---------
and as of the Closing, Purchaser will have, sufficient funds necessary to (a) pay the Purchase Price and (b) pay all of its fees and expenses incurred in connection with the transactions contemplated by this Agreement.


                                  ARTICLE  VII

                                    COVENANTS

7.1     Access  to  Information.  The  Seller  agrees that, prior to the Closing
        -----------------------
Date, the Seller shall make available to the Purchaser, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), the properties, businesses, operations, books and records of TPC and Ocensa as the Purchaser reasonably requests and the Seller shall make extracts and copies of such books and records for delivery to the Purchaser, to the extent the Seller may do so in compliance with Law and applicable contractual requirements. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Seller shall cooperate, and shall cause TPC to cooperate, fully therein. No investigation by the Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller contained in this Agreement or the Seller Documents.

7.2     Consents.  The  Seller  and  Purchaser  shall  use  their  commercially
        --------
reasonable efforts to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in Section 5.6(b) hereof and required by Article Ten of the Ocensa Agreement.

7.3          Other  Actions.
             --------------
(a) Each of the Seller and the Purchaser shall use its commercially reasonable efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

(b) Effective as of the Closing, the Seller shall enter into and cause TPC to enter into, as applicable, and the Purchaser shall enter into and cause its Affiliates to enter into, as applicable, agreements terminating the following:
(i) Acknowledgement Agreement dated February 2, 1998, between the Seller and the Purchaser, (ii) Confirmation of Initial Shipper Group Status dated February 2, 1998 among Triton Colombia, Inc., TPC, Triton Energy Corporation and the Seller, and (iii) Confirmation of Initial Shipper and Throughput Obligor Status dated February 2, 1998 among Triton Colombia, Inc., TPC, Triton Energy Corporation and the Seller.

7.4     Confidentiality.  Each  of  the Seller and Purchaser hereto acknowledges
        ---------------
to the other party that all information or documentation that any of the parties provided to the other before, on or after the Closing Date, or that one of the parties would have provided in the course of the negotiation of this Agreement, with the exception of the information that is publicly available, shall be treated as confidential and owned by such party and it shall not be disclosed to third parties (except to legal and financial advisors of each party) without the consent of the party that delivered the information or the document, except as required by applicable Law.

7.5     Publicity.  Neither  the  Seller nor the Purchaser shall issue any press
        ---------
release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, unless, in the sole judgment of the Purchaser or the Seller, disclosure is otherwise required by applicable Law, provided that, to the extent required by applicable Law, the party intending to make such release shall use its best efforts consistent with such applicable Law to consult with the other party with respect to the text thereof.

7.6        Conduct of the Business.Except as otherwise expressly contemplated by
           -----------------------
this Agreement or with the prior written consent of the Purchaser, from the date hereof through and including the Closing Date, the Seller shall not and shall cause TPC not to:

               (a) conduct the business of TPC other than in the ordinary course consistent with past practice;

               (b) transfer, issue, sell or dispose of any shares of capital stock or other securities of TPC or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of TPC;

               (c) effect any recapitalization, reclassification, stock split or like change in the capitalization of TPC;

               (d) amend the memorandum of association, articles of association or comparable organizational documents or statutory books of TPC;

               (e) subject to any Lien any of the properties or assets (whether tangible or intangible) of TPC;

               (f) acquire any material properties or assets for TPC or sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets of TPC; or

               (g)  agree  to  do  anything  prohibited  by  this  Section  7.6.
                                                                   ------------


                                  ARTICLE  VIII

                              CONDITIONS TO CLOSING

8.1     Conditions Precedent to Obligations of the Purchaser.  The obligation of
        ----------------------------------------------------
the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable Law):

(a) all representations and warranties of the Seller contained herein shall be true and correct in all material respects as of the Closing Date;

(b) the Seller shall have performed and complied in all material respects with all agreements and obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(c) the Purchaser shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Purchaser) executed by the Seller certifying as to the fulfillment of the conditions specified in Sections 8.1(a) and 8.1(b) hereof;

(d) the Seller shall have delivered a duly completed and signed transfer form in favor of the Purchaser or its designee of the TPC Shares, together with the relative certificates representing 100% of the TPC Shares. The TPC Shares shall have been, or shall at the Closing Date be, validly delivered and transferred to the Purchaser, free and clear of any and all Liens, other than as set forth in the Ocensa Agreement;

(e) the Seller shall have delivered to the Purchaser all of the certificates representing the Ocensa Shares, free and clear of any Liens granted by Seller;

(f) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Seller or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(g) the Purchaser and Seller shall have obtained all consents and waivers referred to in Section 5.6(b) hereof, in a form reasonably satisfactory to the Purchaser, with respect to the transactions contemplated by this Agreement and the Seller Documents including, without limitation, the consents required by Article Ten of the Ocensa Agreement; and

(h) the Seller shall have delivered to the Dividend Trustee in accordance with Section 4.16 of the Dividend Trust Agreement written notice of the transfer of the TPC Shares as provided in this Agreement and the Seller shall have caused to be delivered to such Dividend Trustee valid revocation of any instructions with regard to the payment of Distributions pursuant to such Dividend Trust Agreement, including without limitation the instructions dated February 2, 1998.

8.2     Conditions  Precedent  to  Obligations of the Seller.  The obligation of
        ----------------------------------------------------
the Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Seller in whole or in part to the extent permitted by applicable Law):

(a) all representations and warranties of the Purchaser contained herein shall be true and correct in all material respects as of the Closing Date;

(b) the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(c) the Seller shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Seller) executed by the Purchaser certifying as to the fulfillment of the conditions specified in Sections 8.2(a) and 8.2(b) hereof;

(d) the Seller shall have obtained all consents and waivers, if any, referred to in Section 5.6(b) hereof, in a form reasonably satisfactory to the Seller, with respect to the transactions contemplated by this Agreement;

(e) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Seller or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; and

(f)     the  Seller  has  received the Purchase Price in the manner specified in
Section  3.2  hereof.


                                   ARTICLE  IX

                            DOCUMENTS TO BE DELIVERED

9.1          Documents  to  be  Delivered  by  the  Seller.
             ---------------------------------------------
(a) At the Closing, the Seller shall deliver, or cause to be delivered, to the Purchaser the following:

(i) share certificates representing the TPC Shares, a share transfer form as required by the Articles of Association of TPC, and a certified copy of the
Register of Members of TPC showing Purchaser as the registered holder of the TPC Shares;

(ii)          stock  certificates  representing  the  Ocensa  Shares;

(iii)          the  certificate  referred  to  in  Section  8.1(c)  hereof;

(iv) copies of all consents and waivers referred to in Section 8.1(e) hereof;

(v) the opinions of Walkers and Weil, Gotshal & Manges LLP, counsel to the Seller, in form and substance reasonably satisfactory to the Purchaser;

(vi)          the  Seller  Documents;  and

(vii)          such  other  documents as the Purchaser shall reasonably request.

9.2     Documents  to  be  Delivered  by  the  Purchaser.  At  the  Closing, the
        ------------------------------------------------
Purchaser  shall deliver, or cause to be delivered, to the Seller the following:

(i)          the  certificate  referred  to  in  Section  8.2(c)  hereof;

(ii) copies of all consents and waivers referred to in Section 8.1(e) hereof;

(iii) the opinions of Maples and Calder and Simpson Thacher & Bartlett, counsel to the Purchaser, in form and substance reasonably satisfactory to the Seller;

(iv)          the  Purchaser  Documents;  and

(v)          such  other  documents  as  the  Seller  shall  reasonably request.


                                   ARTICLE  X

                                  MISCELLANEOUS

10.1     Payment  of  Sales,  Use  or  Similar Taxes.  All sales, use, transfer,
         -------------------------------------------
intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Purchaser.

10.2     Survival  of Representations and Warranties.  The parties hereto hereby
         -------------------------------------------
agree that the representations and warranties and covenants contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall remain in full force and effect after the Closing Date (except insofar as they set out obligations that have been fully performed at the Closing Date).

10.3     Expenses.  Each  party  agrees  to pay its own fees, costs and expenses
         --------
and those of its representatives, and on or about the Closing Date the Seller agrees to pay all fees, costs and expenses of TPC and its representatives, incurred in connection with the negotiation and execution of this Agreement and the Seller Documents or Purchaser Documents, as applicable, and the consummation of the transactions contemplated hereby and thereby.

10.4     Further  Assurances.  The  Seller  and  the  Purchaser  each  agrees to
         -------------------
execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby. At the Closing, the Seller shall deliver to the Purchaser, TPC or any other Person designated by TPC or the Purchaser, the statutory books, minute books, books of account and documents of record of TPC, and all other documents and property of TPC in the possession of the Seller. Following the Closing, the Purchaser and the Seller shall each provide the other at Seller's expense with such assistance as may reasonably be requested by either of them in connection with the preparation of any financial statement or Tax return.

10.5          Submission  to  Jurisdiction;  Consent  to  Service  of  Process.
              ----------------------------------------------------------------
(a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 10.9.

10.6     Entire  Agreement;  Amendments  and  Waivers.  This Agreement (together
         --------------------------------------------
with any documents referred to herein or executed contemporaneously by the parties in connection herewith) constitutes the whole arrangement between the parties hereto and supersedes any previous agreements or arrangements between them relating to the subject matter hereof. No amendment to this Agreement shall be effective unless made in writing and signed by duly authorized representatives of the Purchaser and the Seller.

10.7     Governing  Law.  THE  AGREEMENT  SHALL  BE GOVERNED BY AND CONSTRUED IN
         --------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

10.8     Table  of  Contents  and  Headings.  The  table of contents and section
         ----------------------------------
headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

10.9     Notices.  All  notices  and  other  communications under this Agreement
         -------
shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):


     If  to  Seller,  to:

     The  Strategic  Transaction  Company
     Elizabethan  Square
     P.O.  Box  1984
     George  Town,  Grand  Cayman
     Cayman  Islands,  B.W.I.
     Attention:    Ms.  Marlene  Blake
     Telephone:    (809)  949-8244
     Telecopy:    (809)  949-8178

     If  to  the  Purchaser,  to:

     Triton  International  Petroleum,  Inc.
     c/o  Triton  Energy
     6688  North  Central  Expressway
     Suite  1400
     Dallas,    TX  75206
     Attention:  Legal  Department
     Telephone:    (214)  691-5200
     Telecopy:    (214)  691-0198


10.10     Severability.  If  any  provision  of  this  Agreement  is  invalid or
          ------------
unenforceable,  the  balance  of  this  Agreement  shall  remain  in  effect.

10.11     Binding  Effect; Assignment.  This Agreement shall be binding upon and
          ---------------------------
inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement except as provided in Section 10.3 hereof and this Section 10.11. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Seller or the Purchaser (by operation of Law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consents shall be void. Upon any such permitted assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

10.12     Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall constitute an original, but all of which shall together constitute one Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.
                                            THE  STRATEGIC  TRANSACTION  COMPANY


                                            By:
                                            Name:
                                            Title:



                                            TRITON INTERNATIONAL PETROLEUM, INC.


                                            By:
                                            Name:
                                            Title:


AGREED  AND  ACCEPTED:

TRITON  PIPELINE  COLOMBIA,  INC.


By:
Name:
Title: